Exhibit 99.4

BASEL, 3 FEBRUARY 2016

SAFE HARBOR 1 ADDITIONAL INFORMATION AND WHERE TO FIND IT THE TENDER OFFER FOR THE OUTSTANDING SHARES, AMERICAN DEPOSITARY SHARES AND OTHER OUTSTANDING EQUITY INSTRUMENTS IN THE COMPANY HAS NOT BEEN COMMENCED . THIS ANNOUNCEMENT IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE AN OFFER TO PURCHASE OR A SOLICITATION OF AN OFFER TO SELL COMPANY SECURITIES . THE SOLICITATION AND OFFER TO BUY COMPANY SECURITIES WILL ONLY BE MADE PURSUANT TO AN OFFER TO PURCHASE AND RELATED MATERIALS . AT THE TIME THE OFFER IS COMMENCED, CHEMCHINA WILL FILE A TENDER OFFER STATEMENT ON SCHEDULE TO WITH THE U . S . SECURITIES AND EXCHANGE COMMISSION (“SEC”) AND THEREAFTER, THE COMPANY WILL FILE A SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14 D - 9 WITH RESPECT TO THE OFFER . INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE SINCE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER . THE OFFER TO PURCHASE, SOLICITATION/RECOMMENDATION STATEMENT AND RELATED MATERIALS WILL BE FILED BY CHEMCHINA AND THE COMPANY WITH THE SEC, AND INVESTORS AND SECURITY HOLDERS MAY OBTAIN A FREE COPY OF THESE MATERIALS (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED BY CHEMCHINA AND THE COMPANY WITH THE SEC AT THE WEBSITE MAINTAINED BY THE SEC AT WWW . SEC . GOV . INVESTORS AND SECURITY HOLDERS MAY ALSO OBTAIN FREE COPIES OF THE SOLICITATION/RECOMMENDATION STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC BY THE COMPANY AT WWW . SYNGENTA . COM . CAUTIONARY STATEMENT REGARDING FORWARD - LOOKING STATEMENTS SOME OF THE STATEMENTS CONTAINED IN THIS ANNOUNCEMENT ARE FORWARD - LOOKING STATEMENTS, INCLUDING STATEMENTS REGARDING THE EXPECTED CONSUMMATION OF THE ACQUISITION, WHICH INVOLVES A NUMBER OF RISKS AND UNCERTAINTIES, INCLUDING THE SATISFACTION OF CLOSING CONDITIONS FOR THE ACQUISITION, SUCH AS REGULATORY APPROVAL FOR THE TRANSACTION AND THE TENDER OF AT LEAST 67 % OF THE OUTSTANDING SHARES OF THE COMPANY, THE POSSIBILITY THAT THE TRANSACTION WILL NOT BE COMPLETED AND OTHER RISKS AND UNCERTAINTIES DISCUSSED IN THE COMPANY’S PUBLIC FILINGS WITH THE SEC, INCLUDING THE “RISK FACTORS” SECTION OF THE COMPANY’S FORM 20 - F FILED ON FEBRUARY 12 , 2015 , AS WELL AS THE TENDER OFFER DOCUMENTS TO BE FILED BY CHEMCHINA AND THE SOLICITATION/RECOMMENDATION STATEMENT TO BE FILED BY THE COMPANY . THESE STATEMENTS ARE BASED ON CURRENT EXPECTATIONS, ASSUMPTIONS, ESTIMATES AND PROJECTIONS, AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE STATEMENTS . THESE STATEMENTS ARE GENERALLY IDENTIFIED BY WORDS OR PHRASES SUCH AS “BELIEVE”, “ANTICIPATE”, “EXPECT”, “INTEND”, “PLAN”, “WILL”, “MAY”, “SHOULD”, “ESTIMATE”, “PREDICT”, “POTENTIAL”, “CONTINUE” OR THE NEGATIVE OF SUCH TERMS OR OTHER SIMILAR EXPRESSIONS . IF UNDERLYING ASSUMPTIONS PROVE INACCURATE OR UNKNOWN RISKS OR UNCERTAINTIES MATERIALIZE, ACTUAL RESULTS AND THE TIMING OF EVENTS MAY DIFFER MATERIALLY FROM THE RESULTS AND/OR TIMING DISCUSSED IN THE FORWARD - LOOKING STATEMENTS, AND YOU SHOULD NOT PLACE UNDUE RELIANCE ON THESE STATEMENTS . CHEMCHINA AND THE COMPANY DISCLAIM ANY INTENT OR OBLIGATION TO UPDATE ANY FORWARD - LOOKING STATEMENTS AS A RESULT OF DEVELOPMENTS OCCURRING AFTER THE PERIOD COVERED BY THIS REPORT OR OTHERWISE .

Provisional timeline Regulatory clearance February March April May End 2016 Regulatory clearance Offer of USD 465 in cash + special dividend of CHF 5 − Equates to an offer of CHF480 1 Equity valued at > $43bn C ommitted financing Subject to regulatory clearance OFFER SUMMARY 2 Tender offer : deal contingent on acceptance by shareholders representing 67% of the share capital Publication of the prospectus Tender offer Settlement 3 February Announcement 1 At February 1 exchange rates as per the Swiss National Bank website

OFFER RECOMMENDED BY THE BOARD OF DIRECTORS 3 Valuation recognizes Syngenta’s leading portfolio, market positions and people Enables strategic continuity and long term investment in innovation Enables further expansion in emerging markets, notably China Continuation of high corporate governance standards; future IPO Syngenta will remain a global company headquartered in Switzerland

TRANSACTION IN THE INTERESTS OF ALL STAKEHOLDERS 4 Employees Customers Shareholders Community Partners Suppliers

ABOUT CHEMCHINA 5 Present in 150 countries 140,000 employees 2015 sales $41.2 billion Track record of International acquisitions Leading chemical company in China

CHINA: MAJOR ROLE IN WORLD AGRICULTURE 6 Sources: USDA, COCERAL – 2012 data C orn production and consumption US China Brazil EU 27 Argentina Mexico India 0 50 100 150 200 250 300 Wheat production and consumption EU 27 India Russia Pakistan Ukraine Kazahstan 0 20 40 60 80 100 120 140 China United States Canada Australia Argentina Mt S oybean production and consumption United States Brazil Argentina China 0 50 100 150 200 250 300 R ice production and consumption China Indonesia Vietnam Phillipines United States 0 50 100 150 India Bangladesh Thailand Myanmar Mt Mt Mt Production Consumption

AGRICULTURE IN CHINA 7 Source: Syngenta estimates Modernization already underway: Increased awareness of food safety and quality, environmental impact Labor scarcity leading to mechanization and more efficient input use Land consolidation to favor more professional farming Growers willing to invest more for higher yield and quality Agriculture input market value Crop Protection Seeds $10.6bn Market set to expand with modern technology adoption Population growth Limited land availability Ensuring self - sufficiency in wheat and rice

CHEMCHINA WILL UNDERPIN SYNGENTA CORE STRENGTHS 8 Innovation Emerging market presence Sustainable agriculture